EXHIBIT 5

                           				    RSB

                     			RHODA, STOUDT & BRADLEY
			                           LAW OFFICES
ROBERT H. KAUFFMAN            SIXTH FLOOR          JAMES W. STOUDT OF COUNSEL
D. FREDERICK MUTH            THE BERKSHIRE         DAWSON H. MUTH OF COUNSEL
NORMAN E. DETTRA, JR.    501 WASHINGTON STREET     JOHN S, RHODA 1936-1968
GEOFFREY M. STOUDT              BOX 877            JOHN C. BRADLEY 1948-1984
FRANCIS M. MULLIGAN   READING, PENNSYLVANIA 19603-0877
JOHN C. BRADLEY, JR.  (610)374-8293 FAX(610)374-6061
JERRY R. RICHWINE      E-MAIL: rsblaw@rsblaw.com             OUR FILE NO.
GEORGE J. SHOOP          http: //www.rsblaw.com
TIMOTHY G. DIETRICH
JEFFREY L. SCHMEHL                                            100830-0001
JOHN J. SPEICHER
ROBERT R. KREITZ
TIMOTHY J. ROWLEY*
BARRIE B. GEHRLEIN
JOAN E. LONDON
DAVID K. TE SELLE
CHERYL A. ROWE
                      			     October 31, 1996

*ALSO MEMBER CALIFORNIA BAR

Arrow International, Inc.
P.O. Box 12888
3000 Bernville Road
Reading, PA 19612

Gentlemen:

We are general counsel to Arrow International, Inc. (the "Company"). This opinion is being furnished to you in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company on October 31, 1996 with the Securities and Exchange Commission
(the "Commission") under the Securities Act of 1933, as amended (the "Act") for the purpose of registering with the Commission the issuance and sale of 400,000 shares of the common stock of the Company, no par value (the "Common Stock") in connection with the Company's 1992 Stock Incentive Plan (the "Plan").

	This opinion is being delivered to you in connection with the Registration Statement.

		We have examined the copies of the Registration Statement and such other instruments and documents as we have deemed necessary in connection with the opinion hereinafter expressed including, without limitation, (i) the Restated Articles of Incorporation of the Company, (ii) the By-Laws of the Company, and (iii) the Plan. We have also examined and relied upon such records, documents, certificates and other instruments and have made such other investigations as, in our judgment, are necessary or appropriate to enable us to render the opinions expressed below. In addition, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the original of any document or other instrument submitted to us as a copy, the legal capacity of natural persons, and the genuineness of any signatures on such originals or

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Arrow International, Inc.
October 31, 1996
Page Two

copies. In this respect, as to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates, or the Registration Statement, or as to any information received from the Company and/or representatives of the Company and, accordingly, we do not opine as to the accuracy of such factual matters. We have also assumed, but not independently verified, that the documents and other instruments which were not executed in our presence, were duly and validly executed.

We have also relied, without investigation, upon certificates, telecopier facsimiles and other documents, from, and conversations with, public officials and/or organizations which conduct public record searches.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the Commonwealth of Pennsylvania; and accordingly we express no opinion as to any matters governed by any laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania.

Based upon and subject to the foregoing, and the other qualifications and limitations stated herein, and after (a) the above-referenced Registration Statement has become effective under the Act and assuming that such effectiveness remains in effect throughout the period during which shares of Common Stock are offered and sold pursuant to the Plan, (b) the shares of Common Stock to be offered and sold pursuant to the Plan have, if required, been duly qualified or registered, as the case may be, for sale under applicable state securities laws and all applicable securities laws are complied with, and (c) the shares of Common Stock to be offered and sold pursuant to the Plan have been delivered pursuant to and in accordance with the terms of the Plan and related agreements and instruments and the Company has received the consideration to be received for said shares of Common Stock in accordance with the provisions of the Plan; and further, based upon the understanding that there has been no subsequent change in or amendment to the Plan, we are of the opinion that the 400,000 shares of Common Stock to be offered and sold pursuant to the Plan will have been duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under any applicable securities laws or the rules and regulations of the Commission.

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Arrow International, Inc.
October 31, 1996
Page Three



We further consent to the filing of this opinion as an exhibit to the applications to the securities commissioners of the various states of the United States of America, to the extent so required, in connection with the registration of the shares of Common Stock.

This opinion is intended solely for your benefit in connection with the transactions described above and, except as provided in the two immediately preceding paragraphs, may not be otherwise communicated to, reproduced, filed publicly or relied upon by, any other person or entity for any other purpose without our express prior written consent. This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered as of the date hereof, and we disclaim any undertaking to advise you of changes in law or fact which may affect the continued correctness of any of our opinions as of a later date.

                                   				      Very truly yours,

	                                   			      RHODA, STOUDT & BRADLEY